Exhibit 32.2
Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Annual Report on Form 10-K of American Homes 4 Rent, L.P. (the “Operating Partnership”) for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bryan Smith, as Chief Executive Officer and Chris Lau, as Chief Financial Officer and Senior Executive Vice President of American Homes 4 Rent, its general partner, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: February 20, 2026

/s/ BRYAN SMITH
Bryan Smith
Chief Executive Officer
American Homes 4 Rent, general partner of American Homes 4 Rent, L.P.

/s/ CHRIS LAU
Chris Lau
Chief Financial Officer and Senior Executive Vice President
American Homes 4 Rent, general partner of American Homes 4 Rent, L.P.

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Operating Partnership for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Operating Partnership, and will be retained and furnished to the SEC or its staff upon request.